
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000805297
<NAME> KRUPP INSURED PLUS II LTD PARTNERSHIP

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       7,726,558
<SECURITIES>                               193,245,148<F1>
<RECEIVABLES>                                1,583,720
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             5,461,771<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             208,017,197
<CURRENT-LIABILITIES>                           13,259
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   207,925,358<F3>
<OTHER-SE>                                      78,580
<TOTAL-LIABILITY-AND-EQUITY>               208,017,197
<SALES>                                              0
<TOTAL-REVENUES>                            11,921,613<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,694,789<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              9,226,824
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          9,226,824
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,226,824
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$152,029,541 & Mortgage-Backed Securities ("MBS") $41,215,607
<F2>Includes the following prepaid acquisition fees & expenses of $4,220,299 net of accumulated amortization of $7,948,578 and prepaid participating servicing of
$1,241,472 net of accumulated amortization of $2,524,124
<F3>Represents total equity of General Partners & Limited Partners of $(205,817)
and $208,288,335
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $1,309,858 of amortization related to prepaid fees & expenses
<F6>Net income allocated $276,805 to the General Partners & $8,950,109 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.61 on 14,655,512 units outstanding.

